EX-35.1
(logo) WELLS FARGO HOME MORTGAGE


Wells Fargo Home Mortgage
One Home Campus
Des Moines, IA 50328-0001


Wells Fargo Bank, N.A.
Servicer Compliance Statement
Form 1123


1. I, John B. Brown, Senior Vice President of Wells Fargo Bank, N.A. ("Wells Fargo") hereby state that a review of the activities of Wells Fargo during the calendar year 2008 and of Wells Fargo's performance under the servicing agreement(s) listed on the attached Exhibit A (the "Servicing Agreement(s)") has been made under my supervision.

2. To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout 2008.


/s/ John B. Brown
John B. Brown
Senior Vice President
Wells Fargo Bank, N.A.


February 27, 2009


Wells Fargo Home Mortgage
is a division of Wells Fargo Bank, N.A.


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EXHIBIT A

CLIENT   INV#     INV           MASTER SERVICER/       DEAL NAME
                                TRUSTEE

708      Z85      WFMBS      WELLS FARGO BANK CTS      WFMBS 2008-01
708      Z86      WFMBS      WELLS FARGO BANK CTS      WFMBS 2008-AR1
708      Z87      WFMBS      WELLS FARGO BANK CTS      WFMBS 2008-AR2


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